Exhibit 99.1
N E W S R E L E A S E     MEDIA CONTACT
Amy Baker
VP, Corporate Communications and
    Marketing
MVB Financial Corp.
abaker@mvbbanking.com
(844) 682-2265

INVESTOR RELATIONS
Marcie Lipscomb
mlipscomb@mvbbanking.com
(844) 682-2265

MVB Financial Corp. Announces Final Results of Tender Offer

FAIRMONT, W. Va. (December 23, 2020) — MVB Financial Corp. (NASDAQ: MVBF) (“MVB” or the “Company”) announced today the final results of its modified “Dutch auction” tender offer to purchase, for cash, up to $45.0 million of its common stock at a price per share not less than $18.00 and not greater than $20.25, which expired at 5:00 p.m., New York City time, at the end of the day on December 18, 2020.

Based on the final count by Computershare Trust Company, N.A., the depositary for the tender offer, a total of 536,490 shares of MVB’s common stock, $1.00 par value per share, were properly tendered and not properly withdrawn at or below the purchase price of $20.25 per share.

The Company has accepted for purchase 536,490 shares of its common stock at a price of $20.25 per share, for an aggregate cost of approximately $10,863,922, excluding fees and expenses relating to the tender offer. These shares represent approximately 4.5 percent of the shares outstanding as of December 22, 2020.

Computershare Trust Company, N.A. will promptly issue payment for the shares of MVB common stock validly tendered and accepted for purchase in the tender offer.

On or before December 31, 2021, the Company may repurchase from time to time up to $39.2 million of additional shares of common stock, including shares that were not otherwise purchased in the tender offer, under the Company’s previously announced stock repurchase program, which repurchases may occur from time to time, on the open market or otherwise, at such prices and upon such terms as the Company may determine and otherwise in accordance with applicable law. The Company is prohibited by SEC rules from purchasing any additional shares of common stock, other than in the tender offer, until at least ten business days have elapsed after the expiration date. Accordingly, any additional purchases may not be consummated until at least ten business days have elapsed after the tender offer expiration date of December 18, 2020. The Company may also consider from time to time various other means of returning additional excess capital to shareholders, including dividends, tender offers, privately negotiated transactions and/or accelerated share repurchases. The Company’s stock repurchase program may be modified, suspended or discontinued at any time and does not commit the Company to repurchase shares of its common stock that were not otherwise purchased in the tender offer. The actual number and value of the shares to be purchased under the stock repurchase program or through other means of returning additional excess capital will depend on the performance of the Company’s results of operations, financial position and capital requirements, general business conditions, legal, tax and regulatory constraints or restrictions, any contractual restrictions and other factors the Company deems relevant.

The information in this press release describing the tender offer is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares of common stock in the tender offer. The tender offer was made only pursuant to the Offer to Purchase and the related materials that the Company filed with the SEC, as amended or supplemented. Stockholders who have questions or would like additional information about the tender offer may contact the information agent for the tender offer, Georgeson LLC, at (800) 733-6198.

About MVB Financial Corp.

MVB Financial Corp., the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® (“Nasdaq”) under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and its subsidiaries, MVB Community Development Corporation, Chartwell Compliance and Paladin, the Company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. Chartwell Compliance is one of the world’s leading specialist firms in state and federal compliance and market entry facilitation for firms entering into or expanding in North America, serving many of the most high-profile providers of the Fintech industry. For more information about MVB, please visit http://ir.mvbbanking.com.

Forward-looking Statements

The Company has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “may,” “plans,” “believes,” “expects,” “anticipates,” “continues,” “may” or similar expressions occur in this press release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this press release. Those factors include but are not limited to: the possibility that shareholders will not be receptive to the tender offer; the Company’s ability to consummate the tender offer or the related financing necessary to generate proceeds to fund the tender offer on favorable terms, changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of the Company to consummate the above-described transactions on the terms described above or at all; credit risk; changes in market interest rates; length and severity of the recent COVID-19 (coronavirus) outbreak and its impact on the Company’s business and financial condition; economic downturn or recession; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.